UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2012

GREAT WOLF RESORTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	000-51064 (Commission File Number)	51-0510250 (I.R.S. Employer Identification Number)

525 Junction Road, Suite 6000 South Madison, Wisconsin (Address of principal executive offices)	53703 (Zip Code)

(608) 661-4700 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 13, 2012, K-9 Acquisition, Inc. (the “Offeror” or “Merger Sub”), a Delaware corporation,  K-9 Holdings, Inc., a Delaware corporation (“Parent”) and the sole shareholder of Merger Sub, and Great Wolf Resorts, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), pursuant to which Parent and Merger Sub agreed to make a tender offer (the “Offer”) for all of the outstanding shares of common stock (including restricted shares), par value $0.01 per share, of the Company (the “Common Stock”) and any associated rights (“Rights”) issued pursuant to the Rights Agreement, dated March 12, 2012, between the Company and Registrar and Transfer Company, as rights agent (each share of Common Stock and any associated Rights are referred to herein as a “Share”) at a price of $7.85 per share, net to the seller in cash, without interest (the “Offer Price”). The Offer was subject to the terms and conditions set forth in the Offer to Purchase, dated March 13, 2012, and the related Letter of Transmittal, each as amended and supplemented.

The Offer expired at 9:00 a.m., New York City time, on May 4, 2012.  According to Computershare, the depositary for the Offer, as of the expiration of the Offer, a total of approximately 24,054,129 Shares were validly tendered and not validly withdrawn in the Offer, representing approximately 72% of the Shares outstanding.  In addition, 1,398,852 Shares were delivered through notices of guaranteed delivery. If all guaranteed delivery shares are received, approximately 76% of the outstanding shares will have been tendered. Merger Sub accepted Shares that were validly tendered and not validly withdrawn for payment pursuant to the terms of the Offer and paid for all Shares that were validly tendered and not validly withdrawn promptly.  On May 4, 2012, Merger Sub and the Company issued a press release announcing that Merger Sub accepted for payment all Shares that were validly tendered and not validly withdrawn prior to expiration of the Offer in accordance with the terms of the Offer, and that Merger Sub exercised the Top-Up Option (as defined below) and purchased the Top-Up Shares (as defined below).

Parent completed its acquisition of the Company through the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the merger and becoming an indirect wholly-owned subsidiary of Parent (the “Merger”), in accordance with the short-form merger provisions of the Delaware General Corporation Law (the “DGCL”). The Merger became effective (the “Effective Time”) on May 4, 2012 at 3:00p.m., upon the filing by Merger Sub of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.  On May 4, 2012, Merger Sub and the Company issued a press release announcing the consummation of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The total cost to acquire all outstanding Shares pursuant to the Offer and the Merger was approximately $262 million.  The source of the funds for the acquisition of the Company was provided by committed equity capital contributed by certain equity funds (the “Sponsors”) managed by Apollo Management VII, L.P. pursuant to an equity commitment letter delivered by the Sponsors to Parent in connection with the execution of the Merger Agreement.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 4, 2012, the Company notified the NASDAQ Global Market (“NASDAQ”) of the completion of the Merger and requested that trading of Common Stock on NASDAQ be suspended.  As a result of the Merger, the Company no longer meets the numerical listing requirements of NASDAQ.  The Company also requested that NASDAQ file with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Common Stock. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Section 13 of the Exchange Act.

Item 3.02.  Unregistered Sales of Equity Securities

In order to complete the Merger, on May 4, 2012, following the expiration of the Offer, Merger Sub exercised its option pursuant to Section 1.5 of the Merger Agreement (the “Top-Up Option”) to purchase directly from the Company, at the Offer Price, a number of newly issued shares of Common Stock (the “Top-Up Shares”) equal to the lowest number of shares of Common Stock that, when added to the number of shares of Common Stock held by Parent and Merger Sub at the time of such exercise, constituted one share more than 90% of the total shares of Common Stock then outstanding on a fully diluted basis immediately after the issuance of the Top-Up Shares pursuant to the Top-Up Option.

Accordingly, the Company issued 66,751,948 Top-Up Shares to Merger Sub, at a price per Share of $7.85.  The aggregate consideration of $524,002,791.80 for the Top-Up Shares was provided (i) in part by committed equity capital contributed by the

Sponsors, paid in cash, as described in more detail above, and (ii) in part by a promissory note from Merger Sub payable to the Company in the amount of $523,335,272.32, which matures on May 4, 2013.

The Top-Up Shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 3.03.  Material Modification to Rights of Security Holders

Immediately prior to the time the Company accepted the Shares for payment in the Offer (the “Acceptance Time”), the Rights expired in accordance with their terms without any payment in respect thereof.

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Common Stock owned or held (i) in treasury by the Company or any wholly-owned subsidiary of the Company, (ii) by Parent or any of its subsidiaries (including the Top-Up Shares), or (iii) by stockholders who have validly exercised their appraisal rights under Section 262 of the DGCL), was canceled and converted into the right to receive the Offer Price in cash, without interest and subject to applicable withholding tax.  At the Effective Time, holders of Shares ceased to have any rights as holders of Shares (other than their right to receive the Offer Price) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 5.01.  Changes in Control of Registrant.

The information set forth under Items 2.01 and 5.02 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 5.01.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2012, in accordance with the Merger Agreement and the Company’s bylaws, prior to the Acceptance Time, (i) Randall L. Churchey and Edward H. Rensi resigned from the Board of Directors of the Company (the “Board”), effective as of the Acceptance Time, and (ii) the members of the Board elected Marc Becker, James Chambers, Scott Ross, Aaron Stone and Jordan Zaken to the Board as directors of the Company by unanimous consent, effective as of the Acceptance Time.  Each of Messrs. Becker, Chambers, Ross, Stone and Zaken has advised the Company that, to the best of his knowledge, he is not currently a director of, and does not hold any position with, the Company or any of its subsidiaries. Each of Messrs. Becker, Chambers, Ross, Stone and Zaken has further advised the Company that, to the best of his knowledge, neither he nor any of his immediate family members (i) has a familial relationship with any directors, other nominees or executive officers of the Company or any of its subsidiaries or (ii) has been involved in any transactions with the Company or any of its subsidiaries, in each case, that are required to be disclosed pursuant to the rules and regulations of the SEC, except as disclosed herein and in the Schedule 14F-1 which was filed by the Company with the SEC on March 30, 2012 (the “Schedule 14F-1”).

Also on May 4, 2012, in accordance with the Company’s bylaws, following the Acceptance Time but prior to the Effective Time, Marc Becker, Elan Blutinger, Howard A. Silver, Joseph V. Vittoria and Jordan Zaken resigned from the Board, effective as of the Effective Time.

Biographical and other information with respect to Messrs. Becker, Chambers, Ross, Stone and Zaken has been previously disclosed in the Schedule 14F-1 filed on March 30, 2012, and is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

On May 4, 2012, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety. The amended and restated certificate of incorporation and amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of March 12, 2012, by and among K-9 Acquisition, Inc., K-9 Holdings, Inc. and Great Wolf Resorts, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2012), as amended by the First Amendment to Agreement and Plan of Merger, dated as of April 6, 2012, by and among K-9 Acquisition, Inc., K-9 Holdings, Inc. and Great Wolf Resorts, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2012), as further amended by the Second Amendment to Agreement and Plan of Merger, dated as of April 18, 2012, by and among K-9 Acquisition, Inc., K-9 Holdings, Inc. and Great Wolf Resorts, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2012), and as further amended by the Third Amendment to Agreement and Plan of Merger, dated as of April 20, 2012, by and among K-9 Acquisition, Inc., K-9 Holdings, Inc. and Great Wolf Resorts, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2012).

3.1	Amended and Restated Certificate of Incorporation of Great Wolf Resorts, Inc.

3.2	Amended and Restated Bylaws of Great Wolf Resorts, Inc.

99.1	Joint Press Release issued by K-9 Acquisition, Inc. and Great Wolf Resorts, Inc. on May 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT WOLF RESORTS, INC.
Date: May 4, 2012	By:	/s/ James A. Calder
Name: James A. Calder Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of March 12, 2012, by and among K-9 Acquisition, Inc., K-9 Holdings, Inc. and Great Wolf Resorts, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2012), as amended by the First Amendment to Agreement and Plan of Merger, dated as of April 6, 2012, by and among K-9 Acquisition, Inc., K-9 Holdings, Inc. and Great Wolf Resorts, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2012), as further amended by the Second Amendment to Agreement and Plan of Merger, dated as of April 18, 2012, by and among K-9 Acquisition, Inc., K-9 Holdings, Inc. and Great Wolf Resorts, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2012), and as further amended by the Third Amendment to Agreement and Plan of Merger, dated as of April 20, 2012, by and among K-9 Acquisition, Inc., K-9 Holdings, Inc. and Great Wolf Resorts, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2012).

3.1	Amended and Restated Certificate of Incorporation of Great Wolf Resorts, Inc.

3.2	Amended and Restated Bylaws of Great Wolf Resorts, Inc.

99.1	Joint Press Release issued by K-9 Acquisition, Inc. and Great Wolf Resorts, Inc. on May 4, 2012.